Exhibit 99.2

Pier 1 Imports, Inc. Announces Annual Meeting of Shareholders

FORT WORTH, Texas--(BUSINESS WIRE)--April 2, 2015--Pier 1 Imports, Inc. (NYSE:PIR) today announced that April 27, 2015, is the record date for its Annual Meeting of Shareholders to be held June 25, 2015.

As previously announced on February 10, 2015, the Company will release fourth quarter and fiscal 2015 year-end results for the period ending February 28, 2015, after market close on April 8, 2015, and will host a conference call at 3:30 p.m. Central Time that afternoon to discuss the results. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88750369.

A replay will be available after 6:00 p.m. Central Time and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 88750369.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083